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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 10, 2003

                         COMDISCO HOLDING COMPANY, INC.
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             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                     000-499-68                 54-2066534
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(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
     of Incorporation)                                      Identification No.)

6111 NORTH RIVER ROAD, ROSEMONT, ILLINOIS                         60018
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(Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code:           (847) 698-3000
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events and Required FD Disclosure.

         On September 10, 2003, Comdisco Holding Company, Inc. (the "Company") issued a press release, a copy of which is hereby incorporated by reference and attached hereto as Exhibit 99.1, announcing that the Company has completed the sale of substantially all of the assets of its U.S. information technology leasing business to Florida-based Bay4 Capital Partners, LLC ("Bay4"). Under the terms of the sale agreement, previously announced on August 25, 2003, the Company received approximately $19.6 million in cash and Bay4 assumed approximately $24.5 million in secured non-recourse debt to third parties. The Company retained a secured non-recourse interest of approximately $26.6 million in certain other leases. In addition, the Company received a note in the amount of approximately $44.8 million payable primarily from the realization of the residual value of the assets.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial Statements of Businesses Acquired: N/A
         (b) Pro Forma Financial Information: N/A
         (c) Exhibits:

     Exhibit No.  Description

          99.1 Press release of Comdisco Holding Company, Inc., dated September 10, 2003

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        COMDISCO HOLDING COMPANY, INC.


Dated: September 10, 2003               By: /s/ Robert E. T. Lackey
                                            ---------------------------
                                            Name:  Robert E. T. Lackey
                                            Title: Executive Vice President,
                                                   Chief Legal Officer and
                                                   Secretary



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4
                                  EXHIBIT INDEX


Exhibit No.       Description

    99.1          Press Release of Comdisco Holding Company, Inc., dated
                  September 10, 2003